UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2008
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 7, 2008, Visteon Corporation (the “Company”) issued a press release regarding the election by the Company’s Board of Directors on November 6, 2008 of Mr. Donald J. Stebbins, President and Chief Executive Officer of the Company, as Chairman of the Board of Directors effective as of December 1, 2008. Mr. Michael F. Johnston, Chairman of the Board of Directors of the Company, will retire from the Company and resign from the Company’s Board of Directors effective as of November 30, 2008. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.
(e) In addition, on November 6, 2008, the Organization and Compensation Committee of the Board of Directors of the Company approved an amendment to the Visteon Corporation Supplemental Executive Retirement Plan, a nonqualified, unfunded pension benefit plan. The amendment provides that Mr. Johnston’s benefits under the plan will be calculated assuming that he had continued his employment through December 31, 2008 and that his monthly base salary for December of 2008 was equal to his monthly salary as of November 30, 2008. In connection with his retirement as the Company’s Chairman of the Board, Mr. Johnston will be entitled to post-retirement and termination benefits as previously disclosed in the Company’s 2008 Proxy Statement and the Current Report on Form 8-K of the Company dated May 16, 2008.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated November 7, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: November 7, 2008	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page

Exhibit 99.1	Press Release dated November 7, 2008